EXHIBIT 99.1
FOR IMMEDIATE RELEASE

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

ROCKVILLE, MD, March 8, 2012—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the fourth quarter and full year ended December 31, 2011.

Total revenues for 2011 were $273.4 million as compared to $286.2 million in 2010, and net income for 2011 was $23.0 million, or $0.65 per basic share, as compared to $51.7 million, or $1.63 per basic share, in 2010.

For the fourth quarter 2011, total revenues were $107.9 million as compared to $103.2 million in 2010, and net income was $28.7 million, or $0.80 per basic share, as compared to $26.2 million, or $0.78 per basic share, in 2010.

R. Don Elsey, chief financial officer of Emergent BioSolutions, commented, “Throughout 2011, we continued to execute on our operating plan.  We manufactured and delivered doses of BioThrax into the SNS, we made progress on Building 55 scale up, we secured a multi-year contract to supply BioThrax to the SNS through September 2016 valued at up to $1.25 billion, and we advanced the development of our clinical stage programs targeting infectious disease, autoimmune and inflammatory disorders and oncology.  We look to build on this performance throughout 2012.”

2011 Key Operational Accomplishments
•	Secured a new CDC procurement contract, valued at up to $1.25 billion, to supply 44.75 million doses of BioThrax® (Anthrax Vaccine Adsorbed) to the SNS through September 2016;
•
Completed multiple engineering runs in Building 55 under a multi-year BARDA development contract, valued at up to $107.0 million, to fund qualification, validation and licensure of the manufacture of BioThrax in Building 55 at large-scale;

•	Completed dosing in a Phase 1 safety study for NuThraxTM (Anthrax Vaccine Adsorbed with CPG 7909 Adjuvant) and a Phase 1 safety study for ThravixaTM (Fully Human Anthrax Monoclonal Antibody);
•	Completed dosing in a Phase 2b infant efficacy study for MVA85A (Recombinant Tuberculosis Vaccine);
•	Initiated enrollment in a Phase 2b efficacy study for MVA85A in HIV-infected adults;
•	Completed enrollment in a Phase 1b combination study for TRU-016 in relapsed CLL;
•	Initiated dosing in the Phase 2 portion of the combination study for TRU-016 in relapsed CLL;
•	Completed enrollment in a Phase 1b combination study of TRU-016 in NHL;
•	Completed enrollment in a Phase 2 dose finding study of SBI-087 in RA (by Pfizer); and
•	Completed dosing in a Phase 1 safety and PK study of SBI-087 in SLE (by Pfizer).

2011 Key Financial Results

Product Sales
For the full twelve months of 2011, product sales were $202.4 million, a decrease of $49.0 million, or 19 percent, from $251.4 million in the comparable period of 2010, primarily due to a 21 percent decrease in the number of doses of BioThrax delivered due to the redeployment of potency testing capacity from BioThrax release testing to qualification of replacement reference standards and other development testing during the first quarter of 2011, coupled with decreased production yield in the period in which the doses were produced.

For 4Q 2011, product sales were $81.7 million, a decrease of $7.7 million, or 9 percent, from $89.4 million in 4Q 2010, due to a 6 percent decrease in the number of doses of BioThrax delivered due primarily to decreased production yield in the period in which the doses were produced.

Contracts and Grants Revenues
For the full twelve months of 2011, contracts and grants revenue was $71.0 million, an increase of $36.2 million, or 104 percent, from $34.8 million in the comparable period of 2010.  For 4Q 2011, contracts and grants revenue was $26.3 million, an increase of $12.4 million, or 90 percent, from $13.9 million in 4Q 2010.  The increase in contracts and grants revenue was primarily due to revenues from our contract with BARDA for large-scale manufacturing for BioThrax and our collaborations with Abbott and Pfizer, along with increased activity and associated revenue from our development contracts with NIAID and BARDA for NuThrax and PreviThraxTM.

Cost of Product Sales
For the full twelve months of 2011, cost of product sales was $42.2 million, a decrease of $4.9 million, or 10 percent, from $47.1 million in the comparable period of 2010.  The decrease in 2011 was attributable to the reduced number of doses of BioThrax delivered, partially offset by an increase in the cost per dose sold associated with decreased production yield in the period in which the doses were produced.

For 4Q 2011, cost of product sales was $14.3 million, a decrease of $2.7 million, or 16 percent, from $17.0 million in 4Q 2010.  The decrease was attributable to the reduced number of doses of BioThrax delivered, coupled with cost savings associated with a shorter manufacturing shut down in 2011 as compared to 2010.

Research and Development
For the full twelve months of 2011, research and development expenses were $124.8 million, an increase of $35.5 million, or 40 percent, from $89.3 million in the comparable period of 2010.  This increase primarily reflects higher contract service and personnel-related costs, and includes increased expenses of $30.0 million for product candidates and technology platform development activities that are categorized in the biosciences segment, increased expenses of $4.0 million categorized in the biodefense segment, and increased expenses of $1.6 million in other research and development.  For 2011 and 2010, net R&D expenses were $47.0 million and $50.0 million, respectively.  Net R&D expense is calculated as research and development expenses less development contract and grant reimbursements and the net loss attributable to noncontrolling interests.

For 4Q 2011, research and development expenses were $29.4 million, a decrease of $0.2 million, or 1 percent, from $29.6 million in 4Q 2010.  For 4Q 2011 and 2010, net R&D expenses were $1.3 million and $13.4 million, respectively.

Selling, General and Administrative
For the full twelve months of 2011, general and administrative expenses were $74.3 million, a decrease of $1.9 million, or 3 percent, from $76.2 million in the comparable period of 2010.  This decrease is primarily due to decreased spending related to professional services partially offset by increased personnel costs.

For 4Q 2011, selling, general and administrative expenses were $18.3 million, a decrease of $3.4 million, or 16 percent, from $21.7 million in 4Q 2010.  This decrease is primarily due to costs incurred in the restructuring of the Company’s UK operations in 4Q 2010.

Financial Condition and Liquidity
Cash and cash equivalents combined with investments at December 31, 2011 was $145.9 million compared to $171.0 million at December 31, 2010.  Additionally, at December 31, 2011, the accounts receivable balance was $74.2 million, as compared to $39.3 million at December 31, 2010.  The accounts receivable balance for both periods is comprised primarily of unpaid amounts due related to shipments of BioThrax accepted by the US government.

2012 Forecast

For 2012, the Company is reaffirming its financial forecast of total revenue of $280 to $300 million, split between product sales of $220 to $230 million and contracts and grants revenue of $60 to $70 million.  The Company also forecasts net income of $15 to $25 million.

2012 total revenue is expected to be driven by, among other things:

•	Increased dose deliveries of BioThrax under the current multi-year procurement contract with CDC; and,
•	Contracts and grants revenue based on continuing work under existing, multi-year development contracts associated primarily with the Company’s BioDefense Division programs.

For the first quarter of 2012, the company anticipates total revenues of $40 to $50 million.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on March 8, 2012 to discuss these financial results.  The conference call will be accessible by dialing 888/680-0878 or 617/213-4855 (international) and providing passcode 35663572.  A webcast of the conference call will be accessible from the Company’s website at www.emergentbiosolutions.com, under “Investors”.  A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using passcode 57332722.  The replay will be available through March 22, 2012.  The webcast will be archived on the Company’s website, www.emergentbiosolutions.com, under “Investors”.

About Emergent BioSolutions Inc.
Emergent BioSolutions protects and enhances life by developing and manufacturing vaccines and therapeutics that are supplied to healthcare providers and purchasers for use in preventing and treating disease.  Emergent’s marketed and investigational products target infectious diseases, oncology and autoimmune disorders.  Additional information about the company may be found at www.emergentbiosolutions.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including any potential future securities offering, our expected revenue growth and net earnings for 2012, and our expected revenue for 1Q 2012, and any other statements containing the words “believes”, “expects”, “anticipates”, “plans”, “estimates” and similar expressions, are forward-looking statements. Such statements are based upon the current beliefs and expectations of management that are subject to risks, uncertainties and other important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax®; our ability to perform under our current development contracts with the U.S. government; our plans to expand our manufacturing facilities and capabilities, including our ability to develop and obtain regulatory approval for large-scale manufacturing of BioThrax® in our large-scale vaccine manufacturing facility in Lansing, Michigan; the rate and degree of market acceptance of our products and product candidates; the success of preclinical studies and clinical trials of our product candidates and post-approval clinical utility of our products; the potential benefits of our existing collaborations and our ability to selectively enter into additional collaborative arrangements; the extent to which our licensing and acquisition activities are complementary to the Company or whether anticipated synergies and benefits are realized within expected time periods; our ability to identify and acquire or in-license products and product candidates that satisfy our selection criteria; ongoing and planned development programs, preclinical studies and clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and subsequent reports filed with the SEC.  The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$143,901	$169,019
Investments	1,966	2,029
Accounts receivable	74,153	39,326
Inventories	14,661	12,722
Deferred tax assets, net	1,735	2,638
Income tax receivable, net	9,506	8,728
Restricted cash	220	217
Prepaid expenses and other current assets	8,276	8,814
Total current assets	254,418	243,493

Property, plant and equipment, net	208,973	152,701
In-process research and development	51,400	51,400
Goodwill	5,502	5,029
Assets held for sale	11,765	12,741
Deferred tax assets, net	13,999	33,757
Other assets	807	1,198

Total assets	$546,864	$500,319

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,530	$25,409
Accrued expenses and other current liabilities	1,170	1,309
Accrued compensation	20,884	23,975
Contingent value rights, current portion	1,748	-
Long-term indebtedness, current portion	5,360	17,187
Deferred revenue, current portion	1,362	7,839
Total current liabilities	71,054	75,719

Contingent value rights, net of current portion	3,005	14,532
Long-term indebtedness, net of current portion	54,094	30,239
Deferred revenue, net of current portion	-	4,386
Other liabilities	1,984	1,882
Total liabilities	130,137	126,758

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2011 and 2010, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,002,698 and 35,011,423 shares issued and outstanding at December 31, 2011 and 2010, respectively	36	35
Additional paid-in-capital	220,654	197,689
Accumulated other comprehensive loss	(3,313)	(2,110)
Retained earnings	196,869	173,850
Total Emergent BioSolutions Inc. stockholders’ equity	414,246	369,464
Noncontrolling interest in subsidiaries	2,481	4,097
Total stockholders’ equity	416,727	373,561
Total liabilities and stockholders’ equity	$546,864	$500,319

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2011	2010

Revenues:
Product sales	$202,409	$251,381
Contracts and grants	70,975	34,790
Total revenues	273,384	286,171

Operating expenses:
Cost of product sales	42,171	47,114
Research and development	124,832	89,295
Selling, general and administrative	74,282	76,205
Income from operations	32,099	73,557

Other income (expense):
Interest income	105	832
Interest expense	-	-
Other income (expense), net	(261)	(1,023)
Total other income (expense)	(156)	(191)

Income before provision for income taxes	31,943	73,366
Provision for income taxes	15,830	26,182
Net income	16,113	47,184
Net loss attributable to noncontrolling interest	6,906	4,514
Net income attributable to Emergent BioSolutions Inc.	$23,019	$51,698

Earnings per share - basic	$0.65	$1.63
Earnings per share - diluted	$0.64	$1.59

Weighted-average number of shares - basic	35,658,907	31,782,286
Weighted-average number of shares - diluted	36,206,052	32,539,500

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2011	2010
	(Unaudited)
Revenues:
Product sales	$81,670	$89,390
Contracts and grants	26,278	13,857
Total revenues	107,948	103,247

Operating expenses:
Cost of product sales	14,328	16,998
Research and development	29,376	29,615
Selling, general and administrative	18,254	21,671
Income from operations	45,990	34,963

Other income (expense):
Interest income	24	31
Interest expense	-	-
Other income (expense), net	(252)	(12)
Total other income (expense)	(228)	19

Income before provision for income taxes	45,762	34,982
Provision for income taxes	18,862	11,094
Net income	26,900	23,888
Net loss attributable to noncontrolling interest	1,757	2,359
Net income attributable to Emergent BioSolutions Inc.	$28,657	$26,247

Earnings per share - basic	$0.80	$0.78
Earnings per share - diluted	$0.78	$0.76

Weighted-average number of shares - basic	35,972,320	33,822,874
Weighted-average number of shares - diluted	36,520,245	34,684,876

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended
	December 31,
	2011	2010

Cash flows from operating activities:
Net income	$16,113	$47,184
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	10,739	7,063
Depreciation and amortization	9,355	5,990
Deferred income taxes	20,188	9,229
Non-cash development expenses from joint venture	5,290	5,995
Impairment of long-lived assets	976	1,218
Change in fair value of contingent value rights	221	-
Provision for impairment of accrued interest on note receivable	-	1,032
Excess tax benefits from stock-based compensation	(2,200)	(1,700)
Other	392	(38)
Changes in operating assets and liabilities:
Accounts receivable	(34,873)	19,094
Inventories	(1,939)	799
Income taxes	1,422	(4,454)
Prepaid expenses and other assets	660	(764)
Accounts payable	2,510	3,392
Accrued expenses and other liabilities	(95)	(447)
Accrued compensation	(3,303)	6,175
Deferred revenue	(10,863)	(838)
Net cash provided by operating activities	14,593	98,930
Cash flows from investing activities:
Purchases of property, plant and equipment	(54,026)	(22,101)
Proceeds from maturity of investments	4,250	6,518
Purchase of investments	(4,187)	-
Acquisition of Trubion Pharmaceuticals, Inc., net of cash acquired	-	(17,873)
Repayment of note receivable	-	10,000
Net cash used in investing activities	(53,963)	(23,456)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness and line of credit	27,522	15,000
Issuance of common stock subject to exercise of stock options	10,026	7,235
Excess tax benefits from stock-based compensation	2,200	1,700
Principal payments on long-term indebtedness and line of credit	(15,494)	(33,291)
Contingent value right payment	(10,000)	-
Restricted cash deposit	(3)	(2)
Net cash provided by (used in) financing activities	14,251	(9,358)

Effect of exchange rate changes on cash and cash equivalents	1	(21)

Net increase (decrease) in cash and cash equivalents	(25,118)	66,095
Cash and cash equivalents at beginning of period	169,019	102,924
Cash and cash equivalents at end of period	$143,901	$169,019